UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        January 25, 2011

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

On January 25, 2011, Allis-Chalmers Energy Inc. (the “Company”) issued a press release announcing Wednesday, February 23, 2011 as the date for a special meeting of stockholders of the Company to consider and vote upon, among other things, a proposal to adopt the previously announced merger agreement, dated as of August 12, 2010, providing for the acquisition of the Company by Wellco Merger Sub Company, a subsidiary of Seawell Limited.  The Company’s stockholders of record as of the close of business on Friday, January 14, 2011 will be entitled to receive notice of and vote at the special meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The exhibit described above is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is being furnished solely to comply with Item 2.02 of Form 8-K and Regulation FD promulgated by the Securities and Exchange Commission.

Item 9.01.            Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: January 25, 2011	By:	/s/ Theodore F. Pound III
	Name:	Theodore F. Pound III
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 25, 2011.